EXHIBIT 10.14


                       GENERAL MILLS, INC.

                   SUPPLEMENTAL BENEFITS TRUST

                         TRUST AGREEMENT



   This TRUST AGREEMENT is made as of September 26, 1988, is

between General Mills, Inc. (the "Grantor") and Norwest Bank

Minnesota, N.A. (the "Trustee").

   1.  Purpose.     The purpose of this trust (the "Trust") is

to provide a vehicle to (a) hold assets of the Grantor as a

reserve for the discharge of the Grantor's obligations to

certain individuals (the "Beneficiaries") entitled to receive benefits under the General Mills, Inc. Compensation Plan for Non-

Employee Directors and the General Mills, Inc. Retirement Plan

for Non-Employee Directors and any other plan of deferred

compensation that the Grantor so designates in writing to the

Trustee (the "Plans"), and (b) invest, reinvest, disburse and distribute those assets and the earnings thereon as provided hereunder and in the Plans.

   2.  Trust Corpus.    The Grantor hereby transfers to the

Trustee and the Trustee hereby accepts and agrees to hold, in trust, the sum of Ten Dollars ($10.00) plus such cash and/or property, if any, transferred to the Trustee by the Grantor or on behalf of the Grantor pursuant to obligations incurred under any or all of the Plans and the earnings thereon, and such cash and/or property, together with the earnings thereon and together with any other cash or property received by the Trustee pursuant to Section 8(a) of this Trust Agreement, shall constitute the trust estate and shall be held, managed and distributed as

hereinafter provided.  The Grantor shall execute any and all instruments necessary to vest the Trustee with full title to the property hereby transferred.

   3.  Grantor Trust.  The Trust is intended to be a trust of which the Grantor is treated as the owner for federal income tax purposes in accordance with the provisions of Sections 671

through 679 of the Internal Revenue Code of 1986, as amended

(the "Code").  If the Trustee, in its sole discretion, deems it necessary or advisable for the Grantor and/or the Trustee to undertake or refrain from undertaking any actions (including,

but not limited to, making or refraining from making any

elections or filings) in order to ensure that the Grantor is at all times treated as the owner of the Trust for federal income tax purposes, the Grantor and/or the Trustee will undertake or refrain from undertaking (as the case may be) such actions.  The

Grantor hereby irrevocably authorizes the Trustee to be its

attorney-in-fact for the purpose of performing any act which the

Trustee, in its sole discretion, deems necessary or advisable in order to accomplish the purposes and the intent of this Section

3.  The Trustee shall be fully protected in acting or refraining from acting in accordance with the provisions of this Section 3.

   4.  Irrevocability of Trust.  The Trust shall be irrevocable and may not be altered or amended in any substantive respect, or revoked or terminated by the Grantor in whole or in part,

without the express written consent of a majority of the

Beneficiaries of the Trust; provided, however, that the Trust may be amended, as may be necessary either (i) to obtain a

favorable ruling from the Internal Revenue Service with respect to the tax consequences of the establishment and settlement of the Trust, or (ii) to make nonsubstantive changes, which have no effect upon the amount of any Beneficiary's benefits, the time of receipt of benefits, the identity of any recipient of

benefits, or the reversion of any assets to the Grantor prior to the Trustee's satisfaction of all the Trustee's obligations

hereunder; provided, further, that in the event of a "Change of

Control" as defined in Section 2.2 of the General Mills, Inc.

Retirement Plan for Non-Employee Directors (hereinafter referred to as a "Change in Control"), the Trust may not be altered or amended in any substantive respect, or revoked or terminated by the Grantor's successor unless a majority of the Beneficiaries,

determined as of the day before such Change in Control, agree in writing to such an alteration, amendment, revocation or

termination.

   5.  Investment of Trust Assets.

       (a) Subject to the provisions of paragraph (b) below,

until the Trustee has distributed all of the assets of the Trust in accordance with the terms hereof, the Trustee shall invest and reinvest such assets (without regard to any state law

limiting the investment powers of fiduciaries) in such

securities and other property as the Trustee deems advisable,

considering the probable income (including capital appreciation potential) from any such investment, the probable safety of the assets of the Trust and, where appropriate, the rate of return at which the assets would have been invested on behalf of each

Beneficiary under any applicable qualified defined contribution plan maintained by the Grantor.  Within the limitations of the foregoing, the Trustee is specifically authorized to acquire,

for cash or on credit, every kind of property, real, personal or mixed, and to make every kind of investment, specifically

including, but not limited to, corporate and governmental

obligations of every kind, preferred or common stocks,

securities of any regulated investment company or trust,

interests in common trust funds now or hereafter established by a corporate trustee, and property in which the Trustee owns an undivided interest in any other trust capacity.  The Trustee is expressly authorized and empowered to purchase such insurance in its own name (and with itself as the beneficiary) as it shall determine to be necessary or advisable to advance best the

purposes of the Trust and the interests of the Beneficiaries.

       (b) The Trustee shall invest and reinvest the assets of

the Trust in accordance with such investment objectives,

guidelines, restrictions or directions as the Grantor may

furnish to the Trustee at the time of the execution of the Trust or at any later date; provided, however, that if there is a

Change in Control the Trust's investment objectives, guidelines,

restrictions or directions may not be changed by the Grantor's successor unless a majority of the Beneficiaries, determined as of the day before such Change in Control, agree, in writing, to such a change.

   6.  Distribution of Trust Assets.

       (a) Subject to the provisions of paragraph (b) below, at

such time as a Beneficiary is entitled to a payment under any of the Plans, he shall be entitled to receive from the Trust (i) an amount in cash equal to the amount to which he is entitled under the Plan or Plans at such time, less (ii) any payments

previously made to him by the Grantor with respect to such

amount pursuant to the terms of the Plans.  The commencement of payments from the Trust shall be conditioned on the Trustee's prior receipt of a written instrument from the Beneficiary in a form satisfactory to the Trustee containing representations as to (A) the amount to which the Beneficiary is entitled under the

Plans, (B) the fact that he has requested the payment of such amount from the Grantor pursuant to the terms of the Plans, (C)

the amount, if any, he has received from the Grantor under the

Plans with respect to such amount, and (D) the amount to be paid him by the Trust (i.e., the difference between (A) and (C)

above).  All payments to a Beneficiary from the Trust shall be made in accordance with the provisions of the applicable Plan.

The Trustee shall be fully protected in making any payment in accordance with the provisions of this paragraph.

       (b) The Trustee shall make or commence payment to the

Beneficiary in accordance with his representations not later than 30 business days after its receipt thereof; provided,

however, that before the Trustee makes or commences any such payment and not later than 7 business days after its receipt of the Beneficiary's representations, the Trustee shall request in writing the Grantor's agreement that the Beneficiary's

representations are accurate with respect to the amount, fact,

and time of payment to him.  The Trustee shall enclose with such request a copy of the Beneficiary's representations and written advice to the Grantor that it must respond to the Trustee's

request on or before the 20th business day (which date shall be set forth in such written advice) after the Beneficiary

furnished such representations to the Trustee.  If the Grantor,

in a writing delivered to the Trustee, agrees with the

Beneficiary's representations in all respects, or if the Grantor does not respond to the Trustee's request by the 20th day

deadline, the Trustee shall make payment in accordance with the

Beneficiary's representations.  If the Grantor advises the

Trustee in writing on or before the 20th day deadline that it does not agree with any or all of the Beneficiary's

representations, the Trustee immediately shall take whatever steps it in its sole discretion, deems appropriate, including,

but not limited to, a review of any notice furnished by the

Grantor pursuant to paragraph (e) hereof, to attempt to resolve the difference(s) between the Grantor and the Beneficiary.  If,

however, the Trustee is unable to resolve such difference(s) to its satisfaction within 60 business days after its receipt of the Beneficiary's representations, the Trustee shall make

payment at such time and in such form and manner as is allowed under the Plans as of the date first stated above and as the

Trustee, in its sole discretion, selects.  The Trustee shall be fully protected in making or refraining from making any payment in accordance with the provisions of this paragraph.

       (c) Notwithstanding any other provision of the Trust

Agreement to the contrary, the Trustee shall make payments

hereunder before such payments are otherwise due if it

determines, based on a change in the tax or revenue laws of the

United States of America, a published ruling or similar

announcement issued by the Internal Revenue Service, a

regulation issued by the Secretary of the Treasury or his

delegate, or a decision by a court of competent jurisdiction involving a Beneficiary, or a closing agreement made under Code

Section 7121 that is approved by the Internal Revenue Service and involves a Beneficiary, that a Beneficiary has recognized or will recognize income for federal income tax purposes with

respect to amounts that are or will be payable to him under the

Plans before they are paid to him.

       (d) Unless (contemporaneously with his submission of the

written instrument referred to in paragraph (a) hereof) a

Beneficiary furnishes documentation in form and substance

satisfactory to the Trustee that no withholding is required with respect to a payment to be made to him from the Trust, the

Trustee may deduct from any such payment any federal, state or local taxes required by law to be withheld by the Trustee.

       (e) The Trustee shall provide the Grantor with written

confirmation of the fact and time of any commencement of

payments hereunder within 10 business days after any payments commence to a beneficiary.  The Grantor shall notify the Trustee in the same manner of any payments it commences to make to a

Beneficiary pursuant to the Plans.

       (f) The Trustee shall be fully protected in making or

refraining from making any payment or any calculations in

accordance with the provisions of this Section 6.

   7.  Termination of the Trust and Reversion of Trust Assets.

The Trust shall terminate upon the first to occur of (i) the payment by the Grantor of all amounts due the Beneficiaries

under each of the Plans and the receipt by the Trustee of a

valid release to that effect from each of the Beneficiaries with respect to payments made to him, or (ii) the twenty-first

anniversary of the death of the last survivor of the

Beneficiaries who are in being on the date of the execution of this Trust Agreement.  Upon termination of the Trust, any and all assets remaining in the Trust, after the payment to the

Beneficiaries of all amounts to which they are entitled and

after payment of the expenses and compensation in Sections 10 and 15(i) of this Trust Agreement, shall revert to the Grantor and the Trustee shall promptly take such action as shall be

necessary to transfer any such assets to the Grantor.

Notwithstanding the above, the Grantor shall be obligated to take whatever steps are necessary to ensure that the Trust is not terminated for a period of five (5) years following a Change in Control as of the date of the execution of this Trust

Agreement, such steps to include, but not being limited to, the transfer to the Trustee of cash or other assets pursuant to the provisions of Section 8(a) hereof.

   8.  Powers of the Trustee.  To carry out the purposes of the

Trust and subject to any limitations herein expressed, the

Trustee is vested with the following powers until final

distribution, in addition to any now or hereafter conferred by law affecting the trust or estate created hereunder.  In

exercising such powers, the Trustee shall act in a manner

reasonable and equitable in view of the interests of the

Beneficiaries and in a manner in which persons of ordinary

prudence, diligence, discretion and judgment would act in the management of their own affairs.

   (a) Receive and Retain Property.  To receive and retain

       any property received at the inception of the Trust or

       at any other time, whether or not such property is

       unproductive of income or is property in which the

       Trustee is personally interested or in which the Trustee

       owns an undivided interest in any other trust capacity.

   (b) Dispose of, Develop, and Abandon Assets.  To dispose

       of an asset, for cash or on credit, at public or private

       sale and, in connection with any sale or disposition, to

       give such warranties and indemnifications as the Trustee

       shall determine; to manage, develop, improve, exchange,

       partition, change the character of or abandon a Trust

       asset or any interest therein.

   (c) Borrow and Encumber.  To borrow money for any Trust

       purpose upon such terms and conditions as may be

       determined by the Trustee; to obligate the Trust or any

       part thereof by mortgage, deed of trust, pledge or

       otherwise, for a term within or extending beyond the

       term of the Trust.

   (d) Lease.  To enter for any purpose into a lease as

       lessor or lessee, with or without an option to purchase

       or renew, for a term.

   (e) Grant or Acquire Options.  To grant or acquire

       options and rights of first refusal involving the sale

       or purchase of any Trust assets, including the power to

       write covered call options listed on any securities

       exchange.

   (f) Powers Respecting Securities.  To have all the

       rights, powers, privileges and responsibilities of an

       owner of securities, including, without limiting the

       foregoing, the power to vote, to give general or limited

       proxies, to pay calls, assessments, and other sums; to

       assent to, or to oppose, corporate sales or other acts;

       to participate in, or to oppose, any voting trusts,

       pooling agreements, foreclosures, reorganizations,

       consolidations, mergers and liquidations, and, in

       connection therewith, to give warranties and

       indemnifications and to deposit securities with and

       transfer title to any protective or other committee; to

       exchange, exercise or sell stock subscription or

       conversion rights; and, regardless of any limitations

       elsewhere in this instrument relative to investments by

       the Trustee, to accept and retain as an investment

       hereunder any securities received through the exercise

       of any of the foregoing powers.

   (g) Use of Nominee.  To hold securities or other property

       in the name of the Trustee, in the name of a nominee of

       the Trustee, or in the name of a custodian (or its

       nominee) selected by the Trustee, with or without

       disclosure of the Trust, the Trustee being responsible

       for the acts of such custodian or nominee affecting such

       property.

   (h) Advance Money.  To advance money for the protection

       of the Trust, and for all expenses, losses and

       liabilities sustained or incurred in the administration

       of the Trust or because of the holding or ownership of

       any Trust assets, for which advances, with interest, the

       Trustee has a lien on the Trust assets as against the

       Beneficiaries.

   (i) Pay, Contest or Settle Claims.  To pay, contest or

       settle any claim by or against the Trust by compromise,

       arbitration or otherwise; to release, in whole or in

       part, any claim belonging to the Trust to the extent

       that the claim is uncollectible.  Notwithstanding the

       foregoing, the Trustee may only pay or settle a claim

       asserted against the Trust by the Grantor if it is

       compelled to do so by a final order of a court of

       competent jurisdiction.

   (j) Litigate.  To prosecute or defend actions, claims or

       proceedings for the protection of Trust assets and of

       the Trustee in the performance of its duties.

   (k) Employ Advisers and Agents.  To employ persons,

       corporations or associations, including attorneys,

       auditors, investment advisers or agents, even if they

       are associated with the Trustee, to advise or assist the

       Trustee in the performance of its administrative duties;

       to act without independent investigation upon their

       recommendations.

   (l) Use Custodian.  If no bank or trust company is acting

       as Trustee hereunder, the Trustee shall appoint a bank

       or trust company to act as custodian (the "Custodian")

       for securities and any other Trust assets.  Any such

       appointment shall terminate when a bank or trust company

       begins to serve as Trustee hereunder.  The Custodian

       shall keep the deposited property, collect and receive

       the income and principal, and hold, invest, disburse or

       otherwise dispose of the property or its proceeds

       (specifically including selling and purchasing

       securities, and delivering securities sold and receiving

       securities purchased) upon the order of the Trustee.

   (m) Execute Documents.  To execute and deliver all

       instruments which will accomplish or facilitate the

       exercise of the powers vested in the Trustee.

   (n) Grant of Powers Limited.  The Trustee is expressly

       prohibited from exercising any powers vested in it

       primarily for the benefit of the Grantor rather than for

       the benefit of the Beneficiaries.  The Trustee shall not

       have the power to purchase, exchange, or otherwise deal

       with or dispose of the assets of the Trust for less than

       adequate and full consideration in money or money's

       worth.

   (o) Deposit Assets.  To deposit Trust assets in

       commercial, savings or savings and loan accounts

       (including such accounts in a corporate Trustee's

       banking department) and to keep such portion of the

       Trust assets in cash or cash balances as the Trustee

       may, from time to time, deem to be in the best interests

       of the Trust, without liability for interest thereon.

   9.  Resignation of Trustee and Appointment of Successor

Trustee.  Each Trustee shall have the right to resign upon 30 days' written notice to the Grantor, during which time the

Grantor shall appoint a "Qualified Successor Trustee."  If no

Qualified Successor Trustee accepts such appointment, the

resigning Trustee shall petition a court of competent

jurisdiction for the appointment of a "Qualified Successor

Trustee."  For this purpose, a "Qualified Successor Trustee" may be an individual or a corporation but may not be the Grantor,

any person who would be a "related or subordinate party" to the

Grantor within the meaning of Section 672(c) of the Code or a corporation that would be a member of an "affiliated group" of corporations including the Grantor within the meaning of Section

1504(a) of the Code if the words "80 percent" wherever they

appear in that section were replaced by the words "50 percent."

Upon the written acceptance by the Qualified Successor Trustee of the trust and upon approval of the resigning Trustee's final account by those entitled thereto, the resigning Trustee shall be discharged.

   10. Trustee Compensation.  The Trustee shall be entitled to receive as compensation for its services hereunder the

compensation (a) as negotiated and agreed to by the Grantor and the Trustee, or (b) if not negotiated or if the parties are

unable to reach agreement, as allowed a trustee under the laws of the State of Minnesota in effect at the time such

compensation is payable.  Such compensation shall be paid by the

Grantor; provided, however, that to the extent such compensation is not paid by the Grantor, subject to the provisions of Section

15(i) hereof, it shall be charged against and paid from the

Trust and the Grantor shall reimburse the Trust for any such payment made from the Trust within 30 days of its receipt from the Trustee of written notice of such payment.

   11. Trustee's Consent to Act and Indemnification of the

Trustee.  The Trustee hereby grants and consents to act as

Trustee hereunder.  The Grantor agrees to indemnify the Trustee and hold it harmless from and against all claims, liabilities,

legal fees and expenses that may be asserted against it,

otherwise than on account of the Trustee's own negligence or willful misconduct (as found by a final judgment of a court of competent jurisdiction) by reason of the Trustee's taking or refraining from taking any action in connection with the Trust,

whether or not the Trustee is a party to a legal proceeding or otherwise.

   12. Prohibition Against Assignment.  No Beneficiary shall

have any preferred claim on, or any beneficial ownership

interest in, any assets of the Trust before such assets are paid to the Beneficiary as provided in Section 6, and all rights

created under the Trust and the Plans shall be unsecured

contractual rights of the Beneficiary against the Grantor.  No part of, or claim against, the assets of the Trust may be

assigned, anticipated, alienated, encumbered, garnished,

attached or in any other manner disposed of by any of the

Beneficiaries, and no such part or claim shall be subject to any legal process or claims of creditors of any of the

Beneficiaries.

   13. Annual Accounting.  The Trustee shall keep accurate and detailed accounts of all investments, receipts and disbursements and other transactions hereunder, and, within ninety days

following the close of each calendar year, and within ninety days after the Trustee's resignation or termination of the Trust as provided herein, the Trustee shall render a written account of its administration of the Trust to the Grantor by submitting a record of receipts, investments, disbursements, distributions,

gains, losses, assets on hand at the end of the accounting

period and other pertinent information, including a description of all securities and investments purchased and sold during such calendar year.  Written approval of an account shall, as to all matters shown in the account, be binding upon the Grantor and shall forever release and discharge the Trustee from any

liability or accountability.  The  Grantor will be deemed to have given his written approval if he does not object in writing to the Trustee within one hundred and twenty days after the date of receipt of such account from the Trustee.  The Trustee shall be entitled at any time to institute an action in a court of competent jurisdiction for a judicial settlement of its account.

   14. Notices.  Any notice or instructions required under any of the provisions of this Trust Agreement shall be deemed

effectively given only if such notice is in writing and is

delivered personally or by certified or registered mail, return receipt requested and postage prepaid, addressed to the

addresses as set forth below of the parties hereto.  The address of the parties are as follows:


           (i) The Grantor:

               General Mills, Inc.
               Post Office Box 1113
               Number One General Mills Boulevard
               Minneapolis, MN   55440
               Attention:  Treasurer

          (ii) The Trustee:

               Norwest Bank Minnesota, N.A.
               6th and Marquette Avenue
               Minneapolis, MN   55479-0069
               Attention:  Administrative Officer

The Grantor or Trustee may at any time change the address to which notices are to be sent to it by giving written notice

thereof in the manner provided above.

   15. Miscellaneous Provisions.

       (a) This Trust Agreement shall be governed by and

construed in accordance with the laws of the State of Minnesota applicable to contracts made and to be performed therein and the

Trustee shall not be required to account in any court other than one of the courts of such state.

       (b) All section headings herein have been inserted for

convenience of reference only and shall in no way modify,

restrict or affect the meaning or interpretation of any of the terms or provisions of this Trust Agreement.

       (c) This Trust Agreement is intended as a complete and

exclusive statement of the agreement of the parties hereto,

supersedes all previous agreements or understandings among them and may not be modified or terminated orally.

       (d) The term "Trustee" shall include any successor

Trustee.

       (e) If a Trustee or Custodian hereunder is a bank or

trust company, any corporation resulting from any merger,

consolidation or conversion to which such bank or trust company may be a party, or any corporation otherwise succeeding

generally to all or substantially all of the assets or business of such bank or trust company, shall be the successor to it as

Trustee or custodian hereunder, as the case may be without the execution of any instrument or any further action on the part of any party hereto.

       (f) If any provision of this Trust Agreement shall be

invalid and unenforceable, the remaining provisions hereof shall subsist and be carried into effect.

       (g) The Plans are by this reference expressly

incorporated herein and made a part hereof with the same force and effect as if fully set forth at length.  As of the date

first stated above, the terms of the Plans are as set forth in

Exhibit A attached hereto.

       (h) The assets of the Trust shall be subject only to the

claims of the Grantor's general creditors in the event of the

Grantor's bankruptcy or insolvency.  The Grantor shall be

considered "bankrupt" or "insolvent" if the Grantor is (A)

unable to pay its debts when due or (B) engaged as a debtor in a proceeding under the Bankruptcy Code, 11 U.S.C. Section 101 et seq.  The Board of Directors and the chief executive officer of the Grantor must notify the Trustee of the Grantor's bankruptcy or insolvency within three (3) days following the occurrence of such event.  Upon receipt of such a notice, or, upon receipt of a written allegation from a person or entity claiming to be a creditor of the Grantor that the Grantor is bankrupt or

insolvent, the Trustee shall discontinue payments to

Beneficiaries.  The Trustee shall, as soon as practicable after receipt of such notice or written allegation, determine whether the Grantor is bankrupt or insolvent.  If the Trustee

determines, based on such notice, written allegation, or such other information as it deems appropriate, that the Grantor is bankrupt or insolvent, the Trustee shall hold the assets of the

Trust for the benefit of the Grantor's general creditors, and deliver any undistributed assets to satisfy the claims of such creditors as a court of competent jurisdiction may direct.  The

Trustee shall resume payments to Beneficiaries only after it has determined that the Grantor is not bankrupt or insolvent, is no longer bankrupt or insolvent (if the Trustee determined that the

Grantor was bankrupt or insolvent), pursuant to an order of a court of competent jurisdiction.  Unless the Trustee has actual knowledge of the Grantor's bankruptcy or insolvency, the Trustee shall have no duty to inquire whether the Grantor is bankrupt or insolvent.  The Trustee may in all events rely on such evidence concerning the Grantor's solvency as may be furnished to the

Trustee which will give the Trustee a reasonable basis for

making a determination concerning the Grantor's solvency.

       If the Trustee discontinues payment of benefits from the

Trust pursuant to this Section 15(h) and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments which would have been made to each Beneficiary (together with interest)

during the period of such discontinuance, less the aggregate amount of payments made to the Beneficiary by the Grantor in lieu of the payments provided for hereunder during any such

period of discontinuance.

       (i) Any and all taxes, expenses (including, but not

limited to, the Trustee's compensation) and costs of litigation relating to or concerning the adoption, administration and

termination of the Trust shall be borne and promptly paid by the

Grantor; provided, however, that, to the extent such taxes,

expenses and costs relating to the Trust are due and owing and

(A) are not paid by the Grantor, and (B) do not in the aggregate exceed $1,000, they shall be charged against and paid from the

Trust, and the Grantor shall reimburse the Trust for any such payment made from the Trust within 30 days of its receipt from the Trustee of written notice of such payment.

       (j) Any reference hereunder to a Beneficiary shall

expressly be deemed to include, where relevant, the

beneficiaries of a Beneficiary duly appointed under the terms of the Plans.  A Beneficiary shall cease to have such status once any and all amounts due such Beneficiary under the Plan have been satisfied.

       (k) Any reference hereunder to the Grantor shall

expressly be deemed to include the Grantor's successor and

assigns.

       (l) Whenever used herein, and to the extent appropriate,

the masculine, feminine or neuter gender shall include the other two genders, the singular shall include the plural and the

plural shall include the singular.



   IN WITNESS WHEREOF, the parties hereto have executed this

TRUST AGREEMENT as of this 26th day of September, 1988.



                                     GRANTOR:

                                     GENERAL MILLS, INC.

Attest:

_______________________________      By: _________________________
Name:  Ivy S. Bernhardson            Name:  C. L. Whitehill
Title: Assistant Secretary           Title: Senior Vice President

                                     TRUSTEE:


                                     NORWEST BANK MINNESOTA, N.A.
Attest:

_______________________________      By: _________________________
Name: _________________________      Name: _______________________
Title: ________________________      Title: ______________________